Exhibit 99.1

Solera Holdings, Inc. Announces Third Quarter Fiscal Year 2009 Results

GAAP Third Quarter Revenue of $ 139.3 Million; GAAP Net Income per Share of $0.17, up 52.7% from Prior Year; Company Updates Previously Issued Guidance for Fiscal Year 2009

SAN DIEGO, May 7 /PRNewswire-FirstCall/ — Solera Holdings, Inc. (NYSE: SLH), the leading global provider of software and services to the automobile insurance claims processing industry, today reported results for the third quarter of fiscal year 2009.

GAAP Results for the Quarter Ended March 31, 2009:

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Revenue for the third quarter of fiscal year 2009 was $139.3 million, a 0.9% increase over the prior year third quarter revenue of $138.0 million. After adjusting for changes in foreign currency exchange rates, revenue for the third quarter of fiscal year 2009 increased approximately 17.7% over the prior year third quarter;

•	GAAP net income for the third quarter of fiscal year 2009 was $12.0 million, a 64.0% improvement over the prior year third quarter GAAP net income of $7.3 million;

•	GAAP diluted net income per share for the third quarter of fiscal year 2009 was $0.17, a 52.7% per share improvement over the prior year third quarter diluted net income per share of $0.11.

Non-GAAP Results for the Quarter Ended March 31, 2009:

•	Adjusted EBITDA for the third quarter of fiscal year 2009 was $53.0 million, a 10.0% increase over the prior year third quarter Adjusted EBITDA of $48.1 million;

•	Adjusted Net Income for the third quarter of fiscal year 2009 was $27.5 million, a 30.9% increase over the prior year third quarter Adjusted Net Income of $21.0 million;

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Adjusted Net Income per diluted share (or cash earnings per diluted share) for the third quarter of fiscal year 2009 was $0.40, a 21.9% increase over the prior year third quarter Adjusted Net Income per diluted share of $0.32.

“With third quarter revenue of $139.3 million, we continued to demonstrate solid organic growth. Our Adjusted EBITDA margin of 38.0% was ahead of consensus and very solid given the strong US Dollar versus most of the currencies we use to transact our business,” said Tony Aquila, founder, chairman and CEO of Solera Holdings, Inc. Consistent with the last few quarters, we had an overall increase in the number of claims we processed despite weakness in some markets. This illustrates the diversity and strength of our portfolio of mature and evolving markets, and the value of our products and services to our customers.

Business Statistics for the Quarter Ended March 31, 2009:

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EMEA revenue for the third quarter of fiscal year 2009 was $87.9 million, a 2.3% increase over the prior year third quarter revenue of $85.9 million. After adjusting for the changes in foreign currency exchange rates (the “FX Changes”), EMEA revenue for the third quarter of fiscal year 2009 increased 24.8% over the prior year third quarter. After excluding revenue during the third quarter of fiscal year 2009 from the acquisition of HPI, Ltd. and the FX Changes, EMEA revenue for the quarter grew approximately 9.7% over the prior year third quarter on an organic basis;

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Americas revenue for the third quarter of fiscal year 2009 was $51.4 million, a 1.4% decrease versus the prior year third quarter revenue of $52.1 million. After the FX Changes, Americas revenue for the third quarter of fiscal year 2009 increased 6.1% over the prior year third quarter. After excluding revenue during the third quarter of fiscal year 2009 from InPart Servicos Ltda. and the FX Changes, Americas revenue for the quarter grew approximately 4.7% over the prior year third quarter on an organic basis;

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Revenue from insurance company customers for the third quarter of fiscal year 2009 was $56.8 million, a 1.1% increase over the $56.2 million in revenue from insurance company customers in the prior year third quarter. After FX Changes, insurance company customer revenue increased 15.7% over the prior year third quarter;

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Revenue from collision repair facility customers for the third quarter of fiscal year 2009 was $48.7 million, a 7.5% decrease versus the $52.6 million in revenue from collision repair facility customers in the prior year third quarter. After FX Changes, collision repair facility customer revenue increased 9.6% over the prior year third quarter;

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Revenue from independent assessor customers for the third quarter of fiscal year 2009 was $13.0 million, a 9.6% decrease versus the $14.4 million in revenue from independent assessor customers in the prior year third quarter. After FX Changes, independent assessor customer revenue increased 5.6% over the prior year third quarter;

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Revenue from automotive recycling and other customers for the third quarter of fiscal year 2009 was $20.8 million, a 39.8% increase versus the $14.8 million in revenue from automotive recycling and other customers in the prior year third quarter. After FX Changes, automotive recycling and other customer revenue increased 66.2% over the prior year third quarter.

Fiscal Year 2009 Outlook

We are updating our previously issued outlook for our full fiscal year ending June 30, 2009 as follows:

	Previous Outlook	Current Outlook
Revenues	$549 million – $553 million	$550 million – $552 million
Net Income	$52 million – $54 million	$53 million – $55 million
Adjusted Net Income	$106 million – $108 million	$106 million – $108 million
Adjusted Net Income per diluted share	$1.56 – $1.60	$1.57 – $1.59
Adjusted EBITDA	$204 million – $207 million	$206 million – $208 million

The current fiscal year 2009 outlook above assumes constant exchange rates with those currently prevailing, no additional acquisitions, and a 28% tax rate to calculate Adjusted Net Income, which we use in order to approximate our long-term effective corporate tax rate (which includes certain benefits from net operating loss carryforwards, tax deductible goodwill and amortization, and a low tax-rate jurisdiction for certain corporate holding companies).

We anticipate that currency exchange rates will have a negative impact on our revenues, but have a positive impact on our interest expense and our intangibles amortization expense for the full fiscal year ending June 30, 2009. If the US Dollar exchange rate versus most major foreign currencies we use to transact our business remains relatively constant throughout the remainder of fiscal year 2009, we anticipate that currency exchange rates will have a negative impact on our quarterly and annual revenues versus the corresponding prior year periods of approximately 17% and 9% for our fiscal quarter ending June 30, 2009, and our fiscal year ending June 30, 2009, respectively, excluding the incorporation of HPI’s results. Conversely, if the US Dollar exchange rate versus most major foreign currencies we use to transact our business remains relatively constant throughout the remainder of fiscal year 2009, we anticipate that currency exchange rates will have a positive impact on our quarterly and annual interest expense versus the corresponding prior year periods of approximately 14% and 8% for our fiscal quarter June 30, 2009, and our fiscal year ending June 30, 2009, respectively, and a positive impact on our quarterly and annual intangibles amortization expense versus the corresponding prior year periods of approximately 8% for our fiscal quarter ending June 30, 2009, and 8% for our fiscal year ending June 30, 2009, excluding the incorporation of HPI’s results in each case.

All percentage amounts and ratios were calculated using the underlying data in whole dollars. We measure the effects on our results that are attributed to the change in foreign currency rates by measuring the incremental difference between translating the current results at the monthly average rates for the same period from the prior year, compared to the monthly average rates used to translate current year actual results.

Earnings Conference Call:

We will host our third quarter ended March 31, 2009 earnings call on May 7, 2009 at 8:30 a.m. (Eastern Time). The conference call will be webcast live on the Internet and can be accessed by visiting: www.solerainc.com. A replay will be available on the Solera website until midnight on May 22, 2009. A live audio broadcast of the call will be accessible to the public by calling (866) 770-7125 or for international callers, (617) 213-8066; please enter the following access code when prompted: 76752400. Callers should dial in approximately ten minutes before the call begins. For those unable to participate in the live audiocast, a replay will be available until midnight on May 22, 2009. To access the replay, dial (888) 286-8010 or, from outside the U.S., (617) 801-6888 and enter the following access code when prompted: 65006382.

SOLERA HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND NINE MONTH PERIODS ENDED MARCH 31, 2009 AND 2008

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2009	2008	2009	2008
Revenues	$139,263	$138,049	$413,556	$394,320

Cost of revenues :
Operating expenses	32,079	32,803	95,521	98,130
Systems development and programming costs	14,793	16,389	44,930	48,939

Total cost of revenues (excluding depreciation and amortization)	46,872	49,192	140,451	147,069
Selling, general and administrative expenses	41,484	40,889	118,555	111,956
Depreciation and amortization	22,227	24,034	63,413	69,887
Restructuring charges	658	1,171	1,412	2,837
Interest expense	9,518	11,406	29,612	34,288
Other income - net	(909)	(563)	(15,143)	(6,328)

	119,850	126,129	338,300	359,709

Income before income tax provision and minority interests	19,413	11,920	75,256	34,611
Income tax provision	5,394	2,699	23,167	7,641
Minority interest in net income of consolidated subsidiaries	2,032	1,913	6,105	4,799

Net income	$11,987	$7,308	$45,984	$22,171

Net income per share:
Basic	$0.17	$0.11	$0.69	$0.35

Diluted	$0.17	$0.11	$0.68	$0.34

Weighted average shares used in the calculation of net income per share:
Basic	69,053	63,732	66,637	63,339

Diluted	69,491	64,689	67,137	64,539

Non-GAAP Financial Measures

We use a number of non-GAAP financial measures that are not intended to be used in lieu of GAAP presentations, but are provided because management believes that they provide additional information with respect to the performance of our fundamental business activities and are also frequently used by securities analysts, investors and other interested parties to facilitate the evaluation of our business on a comparable basis to other companies. The three primary non-GAAP financial measures that we use are Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per diluted share. We believe that Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per diluted share are useful to investors in providing information regarding our operating results and our continuing operations. We rely on Adjusted EBITDA as a primary measure to review and assess the operating performance of our Company and certain members of our management team in connection with our executive compensation and certain of our bonus plans. Adjusted EBITDA also allows us to compare our current operating results with corresponding prior periods as well as to the operating results of other companies in our industry. We present Adjusted Net Income and Adjusted Net Income per diluted share because we believe both of these measures provide useful information regarding our operating results in addition to our GAAP measures, and we use Adjusted Net Income to assess the operating performance of our Company for certain members of our management team in connection with their executive compensation and certain of our bonus plans. We believe that Adjusted Net Income and Adjusted Net Income per diluted share provide investors with valuable insight into our profitability exclusive of unusual adjustments, and provide further insight into the cash impact resulting from the different treatments of goodwill for financial reporting and tax purposes.

Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per diluted share have limitations as analytical tools, and you should not consider them in isolation or as a substitute for net income, earnings per share and other consolidated income statement data prepared in accordance with accounting principles generally accepted in the United States. Because of these limitations, Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per diluted share should not be considered as a replacement for net income. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per diluted share as supplemental information.

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Adjusted EBITDA is a non-GAAP financial measure that represents GAAP net income, excluding interest, taxes, depreciation and amortization, stock-based compensation, restructuring charges, other income – net, and acquisition-related costs. Acquisition-related costs consist of transaction costs, retention-related compensation costs, legal and professional fees, severance costs and other transition costs associated with our acquisitions, including our acquisition of the Claims Services Group from ADP in April 2006. A reconciliation of our Adjusted EBITDA to GAAP net income, the most directly comparable GAAP measure, is provided in the attached table.

	Three Months Ended March 31,		Nine Months Ended March 31,
	2009	2008	2009	2008
Reconciliation to Adjusted EBITDA
Net income	$11,987	$7,308	$45,984	$22,171
Add: Income tax provision	5,394	2,699	23,167	7,641

Net income before income tax	17,381	10,007	69,151	29,812
Add: Depreciation and amortization	22,227	24,034	63,413	69,887
Add: Interest expense	9,518	11,406	29,612	34,288
Add: Stock-based compensation expense	1,659	1,732	4,848	3,373
Add: Restructuring charges	658	1,171	1,412	2,837
Add: Other income – net	(909)	(563)	(15,143)	(6,328)
Add: Acquisition related costs	2,430	352	2,979	742

Adjusted EBITDA	$52,964	$48,139	$156,272	$134,611

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Adjusted Net Income is a non-GAAP financial measure that represents GAAP net income, plus the following items: provision for income taxes, amortization of acquisition-related intangibles related to our acquisition of the Claims Services Group from ADP in April 2006 (as well as the excess, if any, from subsequent acquisitions above that which would be derived from utilizing the straight-line method of amortization), stock-based compensation expense, restructuring charges, other income – net (not including interest income for periods ending after June 30, 2008), and acquisition-related costs. Acquisition-related costs consist of transaction costs, retention-related compensation costs, legal and professional fees, severance costs and other transition costs associated with our acquisitions, including our acquisition of the Claims Services Group from ADP in April 2006. From this figure, we then subtract a provision for income taxes to arrive at Adjusted Net Income. For periods ended June 30, 2008 and prior, we use a 33% tax rate. For periods ending after June 30, 2008, we use a 28% tax rate. We use this 28% tax rate in order to approximate our long-term effective corporate tax rate, which includes certain benefits from net operating loss carryforwards, tax deductible goodwill and amortization, and a low tax-rate jurisdiction for certain corporate holding companies. A reconciliation of our Adjusted Net Income to GAAP net income, the most directly comparable GAAP measure, is provided in the attached table.

•

Adjusted Net Income per diluted share (or cash earnings per diluted share) is a non-GAAP financial measure that represents Adjusted Net Income (as defined above) divided by the number of diluted shares outstanding for the period. A reconciliation of our Adjusted Net Income per diluted share (or cash earnings per diluted share) to GAAP net income per share, the most directly comparable GAAP measure, is provided in the attached table.

	Three Months Ended March 31,		Nine Months Ended March 31,
	2009	2008	2009	2008
Reconciliation to Adjusted Net Income
Net income	$11,987	$7,308	$45,984	$22,171
Add: Income tax provision	5,394	2,699	23,167	7,641

Net income before income tax	17,381	10,007	69,151	29,812
Add: Amortization of acquisition related intangibles	16,287	18,620	47,164	53,905
Add: Stock-based compensation expense	1,659	1,732	4,848	3,373
Add: Restructuring charges	658	1,171	1,412	2,837
Add: Other income — not including interest income FY09	(261)	(563)	(11,991)	(6,328)
Add: Acquisition related costs	2,430	352	2,979	742

Adjusted income before income tax provision	38,154	31,319	113,563	84,341
Less: Assumed provision for income taxes at 28% and 33% rate for March 31, 2009 and March 31, 2008, respectively	(10,683)	(10,335)	(31,798)	(27,833)

Adjusted net income	$27,471	$20,984	$81,765	$56,508

Adjusted net income per share:
Basic	$0.40	$0.33	$1.23	$0.89

Diluted	$0.40	$0.32	$1.22	$0.88

Weighted average shares used in the calculation of adjusted net income per share:
Basic	69,053	63,732	66,637	63,339

Diluted	69,491	64,689	67,137	64,539

SOLERA HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2009 AND JUNE 30, 2008

(In thousands, except share amounts)

	March 31, 2009 (Unaudited)	June 30, 2008 (Unaudited) (1)
Assets
Current Assets:
Cash and cash equivalents	$188,042	$149,311
Accounts receivable, net	89,854	95,843
Other receivables	10,709	9,784
Other current assets	18,857	18,314
Deferred income tax assets	4,577	4,802

Total current assets	312,039	278,054

Property and equipment, net	48,068	49,243
Other Assets	14,268	22,980
Long-term deferred income tax assets	5,138	5,162
Goodwill	612,301	646,098
Intangible assets, net	317,976	330,218

Total assets	$1,309,790	$1,331,755

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$25,225	$32,191
Accrued expenses and other current liabilities	94,031	103,597
Income taxes payable	16,950	12,449
Deferred income tax liabilities	784	842
Current portion of long-term debt	5,660	6,336

Total current liabilities	142,650	155,415

Long-term debt	569,525	624,570
Other liabilities	45,446	33,475
Long-term deferred income tax liabilities	46,987	36,558

Total liabilities	$804,608	$850,018

Minority interests in consolidated subsidiaries	14,052	15,429
Stockholders’ equity:
Common Shares, $0.01 par value, 150,000,000 shares authorized; 69,491,199 and 64,816,018 issued and outstanding, as of March 31, 2009 and June 30, 2008, respectively	602,816	510,900
Accumulated deficit	(64,173)	(110,157)
Accumulated other comprehensive (loss)/income	(47,513)	65,565

Total stockholders’ equity	491,130	466,308

Total liabilities and stockholders’ equity	$1,309,790	$1,331,755

(1)	Derived from audited consolidated financial statements as of June 30, 2008.

SOLERA HOLDINGS, INC. AND SUBSIDIARIES

SELECTED STATEMENTS OF CASH FLOWS INFORMATION

FOR THE NINE MONTHS ENDED MARCH 31, 2009 and 2008

(In thousands)

(Unaudited)

	Nine Months ended March 31,
	2009	2008
Net cash provided by operating activities	$86,612	$80,693
Net cash used in investing activities	(104,271)	(14,220)
Net cash provided by/(used) in financing activities	80,139	(34,249)
Effect of exchange rate changes	(23,749)	17,050

Net increase in cash and cash equivalents	38,731	49,274
Cash and cash equivalents, beginning of period	149,311	89,868

Cash and cash equivalents, end of period	$188,042	$139,142

Supplemental Cash Flow Information:
Cash paid for interest	$29,264	$33,725
Cash paid for income taxes	$23,058	$17,322

Supplemental Disclosure of Non-cash Investing and Finance Activities:
Capital assets financed	$1,586	$3,739
Note payable from acquisitions of businesses	$17,330	$—

About Solera

Solera is the leading global provider of software and services to the automobile insurance claims processing industry. Solera is active in over 50 countries across six continents. The Solera companies include Audatex in the United States, Canada, and in more than 45 additional countries, Informex in Belgium, Sidexa in France, ABZ in The Netherlands, HPI in the United Kingdom, Hollander serving the North American recycling market, and IMS providing medical review services. For more information, please refer to the company’s website at http://www.solerainc.com.

Cautions about Forward-Looking Statements:

This press release contains forward-looking statements, including statements about our business outlook for fiscal year 2009, our expectations regarding currency exchange rates and their impact on our financial results and statements about historical results or performance, including statements about our organic revenue growth rates and growth in the number of claims processed and revenue per claim that may suggest trends for our business. These statements are based on our current expectations, estimates and assumptions and are subject to many risks, uncertainties and unknown future events that could cause actual results to differ materially. Actual results may differ materially from those set forth in this press release due to the risks and uncertainties inherent in our business, including, without limitation: our reliance on a limited number of customers for a substantial portion of our revenues; unpredictability and volatility of our operating results, which include the volatility associated with foreign currency exchange risks; risks associated with the uncertainty in and volatility of global economic conditions; risks associated with and possible negative consequences of acquisitions, joint ventures, divestitures and similar transactions, including our ability to successfully integrate HPI and InPart; effects of competition on our software and service pricing and our business; time and expenses associated with customers switching from competitive software and services to our software and services; rapid technology changes in our industry; costs and possible future losses or impairments relating to our acquisitions; the financial impact of future significant restructuring and severance charges; use of cash to service our debt and effects on our business of restrictive covenants in our debt facility; our ability to obtain additional financing as necessary to support our operations; effects of changes in or violations by us or our customers of government regulations; our reliance on third-party information for our software and services; effects of system failures or security breaches on our business and reputation; country-specific risks associated with operating in multiple countries; any material adverse impact of current or future litigation on our results or business; and our dependence on a limited number of key personnel. For a discussion of these and other factors that could impact our operations or financial results and cause our results to differ materially from those in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, particularly our Quarterly Report on Form 10-Q for the Quarter Ended December 31, 2008. We are under no obligation to (and specifically disclaims any such obligation to) update or alter our forward-looking statements whether as a result of new information, future events or otherwise.

CONTACT: Kamal Hamid, Investor Relations of Solera Holdings, Inc., +1-858-946-1676, kamal.hamid@audatex.com